Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS FIRST QUARTER
2011 RESULTS
TEMPE, Ariz. — May 4, 2011 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the quarter ended March 31, 2011.
First Quarter Highlights
For the first quarter of 2011 compared to the first quarter of 2010:
•	Net sales increased 18% to $1.2 billion.
•	Gross profit increased 12% to $162.5 million.
•	Earnings from operations increased 32% to $22.9 million, or 1.9% of net sales.
•	Net earnings increased 43% to $13.1 million.
•	Diluted earnings per share increased 40% to $0.28.
“Our financial results in the first quarter reflect solid sales execution and continued strength in demand for IT products globally,” stated Ken Lamneck, President and Chief Executive Officer. “As we move through the balance of 2011, we will be highly focused on organic growth in our portfolio while continuing our disciplined cost management efforts.”
SEGMENT OVERVIEW
In North America, net sales were $847.0 million for the first quarter of 2011, up 23% from the first quarter of 2010. Net sales of hardware, software and services increased 19%, 33% and 22%, respectively, year over year. Gross profit of $109.5 million was up 11% year over year with gross margin decreasing 150 basis points to 12.9% from 14.4% in the first quarter of 2010. Selling and administrative expenses in North America in the first quarter of 2011 were up $7.7 million, or 9% compared to the first quarter of 2010. The North America segment had $321,000 of severance and restructuring charges during the first quarter of 2011 and did not have any severance and restructuring charges during the first quarter of 2010. As a result, earnings from operations in North America were $16.6 million in the first quarter of 2011, compared to $14.1 million in the first quarter of 2010.
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q1 2011 Results, Page 2	May 4, 2011
The Company’s EMEA operating segment reported net sales of $337.0 million for the first quarter of 2011, up 6% in U.S. dollars compared to the first quarter of 2010. Excluding the effects of foreign currency movements, net sales were up 4% year over year. Net sales of hardware remained relatively consistent with the first quarter of 2010, while software and services increased 10% and 26%, respectively, year over year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware sales decreased 3%, while software and services sales increased 8% and 23%, respectively, compared to the first quarter of 2010. Gross profit was up 14% in U.S. dollars, 12% excluding the effects of foreign currency movements, while gross margin increased to 14.0% for the first quarter of 2011 from 13.0% in the first quarter of 2010. Selling and administrative expenses in EMEA in the first quarter of 2011 were up 7%, or $2.7 million, compared to the first quarter of 2010 in U.S. dollars and, excluding the effects of foreign currency movements, were up 5% year over year. EMEA recorded $203,000 of severance and restructuring expenses, net of adjustments, during the first quarter of 2011, compared to $71,000 for the first quarter of 2010. As a result, earnings from operations in EMEA were $6.0 million in the first quarter of 2011 compared to $2.8 million in the first quarter of 2010.
The Company’s APAC operating segment reported net sales of $35.9 million for the first quarter of 2011, up 24% from the first quarter of 2010 in U.S. dollars, 13% excluding the effects of foreign currency movements. Gross profit was $5.8 million, an increase of 20% year over year in U.S. dollars, 10% excluding the effects of foreign currency movements, while gross margin decreased to 16.2% for the first quarter of 2011 from 16.7% in the first quarter of 2010. Selling and administrative expenses in APAC increased 23% year over year in U.S. dollars, 12% excluding the effects of foreign currency movements. As a result, earnings from operations in APAC were $337,000 in the first quarter of 2011, compared to $388,000 in the first quarter of 2010.
Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current quarter.
UPDATED GUIDANCE
The Company continues to expect diluted earnings per share for the full year of 2011 to be between $1.70 and $1.80. This outlook assumes an effective tax rate between 36% and 39% for the full year and does not include any severance or restructuring expenses.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss first quarter 2011 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-866-700-5192 if located in the U.S., 617-213-8833 for international callers, and enter the access code 59754236.
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q1 2011 Results, Page 3	May 4, 2011
Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended March 31,
	2011	2010	% change
Insight Enterprises, Inc.
Net sales	$1,219,896	$1,034,621	18%
Gross profit	$162,480	$145,045	12%
Earnings from operations	$22,855	$17,263	32%
Net earnings	$13,067	$9,165	43%
Diluted EPS	$0.28	$0.20	40%

North America
Net sales	$847,039	$688,294	23%
Gross profit	$109,460	$98,947	11%
Earnings from operations	$16,558	$14,084	18%

EMEA
Net sales	$336,977	$317,293	6%
Gross profit	$47,215	$41,261	14%
Earnings from operations	$5,960	$2,791	114%

APAC
Net sales	$35,880	$29,034	24%
Gross profit	$5,805	$4,837	20%
Earnings from operations	$337	$388	(13%)

	North America			EMEA			APAC
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31,			March 31,			March 31,
Sales Mix	2011	2010	% change*	2011	2010	% change*	2011	2010	% change*
Hardware	64%	66%	19%	36%	38%	0%	1%	—	209%
Software	29%	27%	33%	62%	60%	10%	95%	98%	20%
Services	7%	7%	22%	2%	2%	26%	4%	2%	248%

	100%	100%	23%	100%	100%	6%	100%	100%	24%

*	Represents growth/decline in category net sales on a dollar basis.
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q1 2011 Results, Page 4	May 4, 2011
FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and Web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expectations about the amount of its 2011 diluted earnings per share, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010:
•	the Company’s reliance on partners for product availability and competitive products to sell as well as the Company’s competition with its partners;
•	the Company’s reliance on partners for marketing funds and purchasing incentives;
•	disruptions in the Company’s information technology systems and voice and data networks, including risks and costs associated with the integration and upgrade of the Company’s information technology systems;
•	general economic conditions, including concerns regarding the Company’s ability to collect its accounts receivable and client credit constraints;
•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;
•	changes in the IT industry and/or rapid changes in product standards;
•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;
•	stockholder litigation and regulatory proceedings related to the restatement of the Company’s consolidated financial statements;
•	the availability of future financing and the Company’s ability to access and/or refinance its credit facilities;
•	the security of the Company’s electronic and other confidential information;
•	the variability of the Company’s net sales and gross profit;
•	the risks associated with the Company’s international operations;
•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•	the Company’s dependence on key personnel; and
•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.
Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Treasurer
	Tel. 480-333-3390	Tel. 480-333-3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q1 2011 Results, Page 5	May 4, 2011
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net sales	$1,219,896	$1,034,621
Costs of goods sold	1,057,416	889,576

Gross profit	162,480	145,045
Operating expenses:
Selling and administrative expenses	139,101	127,711
Severance and restructuring expenses	524	71

Earnings from operations	22,855	17,263
Non-operating (income) expense:
Interest income	(358)	(127)
Interest expense	1,812	2,367
Net foreign currency exchange (gain) loss	(478)	209
Other expense, net	406	346

Earnings before income taxes	21,473	14,468
Income tax expense	8,406	5,303

Net earnings	$13,067	$9,165

Net earnings per share:
Basic	$0.28	$0.20

Diluted	$0.28	$0.20

Shares used in per share calculations:
Basic	46,508	46,073

Diluted	47,182	46,643

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q1 2011 Results, Page 6	May 4, 2011
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$140,587	$123,763
Accounts receivable, net	1,009,732	1,135,951
Inventories	123,819	106,734
Inventories not available for sale	61,403	50,677
Deferred income taxes	22,424	23,283
Other current assets	31,706	49,289

Total current assets	1,389,671	1,489,697

Property and equipment, net	139,935	141,399
Goodwill	16,474	16,474
Intangible assets, net	67,182	69,081
Deferred income taxes	72,399	73,796
Other assets	15,278	12,836

	$1,700,939	$1,803,283

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$829,046	$881,688
Accrued expenses and other current liabilities	156,955	187,457
Current portion of long-term debt	1,002	997
Deferred revenue	47,770	67,373

Total current liabilities	1,034,773	1,137,515

Long-term debt	71,366	91,619
Deferred income taxes	5,032	5,011
Other liabilities	22,960	24,167

	1,134,131	1,258,312

Stockholders’ equity:
Preferred stock	—	—
Common stock	467	463
Additional paid-in capital	378,020	377,277
Retained earnings	162,416	149,349
Accumulated other comprehensive income – foreign currency translation adjustments	25,905	17,882

Total stockholders’ equity	566,808	544,971

	$1,700,939	$1,803,283

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q1 2011 Results, Page 7	May 4, 2011
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net earnings	$13,067	$9,165
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	9,618	9,743
Provision for losses on accounts receivable	973	1,365
Write-downs of inventories	2,274	1,276
Write-off of computer software development costs	1,390	—
Non-cash stock-based compensation	1,895	1,214
Excess tax benefit from employee gains on stock-based compensation	(1,566)	(844)
Deferred income taxes	1,822	2,435
Changes in assets and liabilities:
Decrease in accounts receivable	144,054	150,052
(Increase) decrease in inventories	(29,607)	1,500
Decrease (increase) in other current assets	17,995	(57,251)
Increase in other assets	(2,239)	(3,473)
(Decrease) increase in accounts payable	(21,901)	26,004
Decrease in deferred revenue	(20,501)	(1,353)
Decrease in accrued expenses and other liabilities	(33,648)	(29,796)

Net cash provided by operating activities	83,626	110,037

Cash flows from investing activities:
Purchases of property and equipment	(5,044)	(2,794)

Net cash used in investing activities	(5,044)	(2,794)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	283,000	206,500
Repayments on senior revolving credit facility	(303,000)	(273,500)
Borrowings on accounts receivable securitization financing facility	—	25,000
Repayments on accounts receivable securitization financing facility	—	(25,000)
Payments on capital lease obligation	(248)	(217)
Net repayments under inventory financing facility	(46,906)	(19,836)
Proceeds from sales of common stock under employee stock plans	16	—
Excess tax benefit from employee gains on stock-based compensation	1,566	844
Payment of payroll taxes on stock-based compensation through shares withheld	(2,448)	(1,151)

Net cash used in financing activities	(68,020)	(87,360)

Foreign currency exchange effect on cash flows	6,262	(2,625)

Increase in cash and cash equivalents	16,824	17,258
Cash and cash equivalents at beginning of period	123,763	68,066

Cash and cash equivalents at end of period	$140,587	$85,324

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958